DEF 14C 1 v115591_def14c.htm

Schedule 14C Information

Information Statement Pursuant to
Section 14(c) of the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Information Statement
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☒	Definitive Information Statement

TIFF INVESTMENT PROGRAM, INC.
(Name of Registrant as Specified in Its Charter)
______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: ____________________________________________________
(2)	Aggregate number of securities to which transaction applies: ____________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____
(4)	Proposed maximum aggregate value of transaction:____________________________________________________________

(5)	Total fee paid: _______________________________________________________________________________________

☐	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: _______________________________________________________________________________
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(4)	Date Filed: __________________________________________________________________________________________

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TIFF INVESTMENT PROGRAM, INC.

Four Tower Bridge
200 Barr Harbor Drive, Suite 100
West Conshohocken, Pennsylvania 19428
_____________

TIFF Multi-Asset Fund
____________

INFORMATION STATEMENT
May 30, 2008

This Information Statement is being furnished to all persons owning shares (“members”) of TIFF Multi-Asset Fund (“Multi-Asset Fund” or the “Fund”), a series of TIFF Investment Program, Inc. (“TIP”), to provide members with information regarding two new money managers managing assets for Multi-Asset Fund. This Information Statement explains why the board of directors of TIP (the “board” or the “directors”) approved TIP’s entering into money manager arrangements with Shapiro Capital Management LLC (“Shapiro”) and Westport Asset Management, Inc. (“Westport”) with respect to Multi-Asset Fund and describes generally the terms of the money manager arrangements.

This Information Statement is being delivered to members of record as of May 9, 2008 on or about May 30, 2008.

The Fund is providing this Information Statement solely for your information as required by an exemptive order issued by the Securities and Exchange Commission (the “SEC”), as described herein. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement consists of two parts:

PART I contains information relating to the Fund, the money manager agreements with Shapiro and Westport, and the sub-advisory method employed by TIP and its Adviser, TIFF Advisory Services, Inc. (“TAS” or the “Adviser”).

PART II contains information about TIP, TAS, Shapiro, Westport, certain brokerage and other miscellaneous matters.

I. MONEY MANAGER AGREEMENTS BETWEEN TIP, SHAPIRO AND WESTPORT

Multi-Asset Fund operates in large part on a “multi-manager” basis, which means that its assets are divided into multiple segments, each managed by a different money management firm as money managers to TIP, supervised by TAS. TAS is responsible for determining the appropriate manner in which to allocate assets among money managers, including recommending new money managers to the TIP board. There is no pre-specified target allocation by money manager.

Shapiro and Westport presently manage assets for another TIP fund, TIFF US Equity Fund (“US Equity Fund”), pursuant to money manager agreements previously entered into by TIP on behalf of US Equity Fund (the “existing money manager agreements”). Shapiro and Westport each has agreed to manage assets for Multi-Asset Fund in accordance with the terms and conditions of the existing money manager agreements with Shapiro and Westport, respectively, for US Equity Fund, as modified by addenda described in the next paragraph.

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The board approved these new arrangements through addenda to the existing money manager agreements at a meeting held on March 24, 2008. The addenda provide that Shapiro and Westport will manage assets of Multi-Asset Fund for the period and on the terms set forth in the existing money manager agreements and in accordance with the investment guidelines of Multi-Asset Fund. All other terms and conditions of the existing money manager agreements will apply to Shapiro and Westport with respect to their management of assets of Multi-Asset Fund, including but not limited to, compensation payable pursuant to the fee schedule of the existing money manager agreements for each of Shapiro and Westport. The addenda do not affect the existing money manager agreements as to US Equity Fund in any way.

In general, a mutual fund cannot enter into new advisory agreements unless the members of that mutual fund vote to approve the agreements. The Fund, however, has entered into the addenda to the existing money manager agreements without member action pursuant to an exemptive order issued by the SEC (the “Exemptive Order”). The Exemptive Order permits TAS and the TIP funds, subject to board approval, to enter into and materially amend contracts with money managers not affiliated with TAS with respect to each series of TIP without seeking or receiving member approval of those contracts. The Exemptive Order does not apply to the advisory agreements with TIP’s investment adviser, TAS, or any amendments to such agreements. This Information Statement is being provided to all members of the Fund as required by one of the conditions of the Exemptive Order.

Description of the Advisory Agreement

TAS acts as adviser to the Fund pursuant to an advisory agreement dated March 31, 1995, as amended (the “Advisory Agreement”). The directors of TIP initially approved the Advisory Agreement at a meeting held on September 13, 1994, and last approved the continuance of the Advisory Agreement at a meeting held on June 11, 2007. The Advisory Agreement was last approved by the shareholders of the Fund by written action of the sole shareholder on March 30, 1995. The purpose of submission of the Advisory Agreement to the sole shareholder was to seek initial approval of the Advisory Agreement prior to the Fund’s commencement of operations. Under the Advisory Agreement, TAS manages the investment program of the Fund and performs such duties as the board and TAS agree are appropriate to support and enhance the investment program of the Fund. The Advisory Agreement provides that TAS will seek to achieve the Fund’s investment and performance objectives by identifying and recommending to the board independent money managers for the Fund, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers’ and the Fund’s performance and employing certain risk management and other techniques.

Under the Advisory Agreement, the Fund pays TAS on a monthly basis an annualized fee of 0.20% on the first $500 million of the average daily net assets of the Fund; 0.18% on the next $500 million; 0.15% on the next $500 million; 0.13% on the next $500 million; 0.11% on the next $500 million; and 0.09% on assets exceeding $2.5 billion. For the fiscal year ended December 31, 2007, the Fund paid TAS for its services to the Fund under the Advisory Agreement advisory fees of $3,307,718. The Fund paid directly to the Fund’s money managers management fees of $5,188,733.

The New Money Manager Arrangements for Multi-Asset Fund

Prior to April 1, 2008, Multi-Asset Fund engaged six independent money managers and TAS to oversee the Multi-Asset Fund’s investment decisions. Shapiro and Westport are now additional independent money managers to Multi-Asset Fund. Prior to the date of the addenda to the existing money manager agreements, Shapiro and Westport managed certain assets of US Equity Fund pursuant to the existing money manager agreements. The directors initially approved the existing money manager agreement for Shapiro with respect to US Equity Fund at a meeting held on May 12, 1997, and the existing money manager agreement for Westport with respect to US Equity Fund at a meeting held on March 21, 1994. The board last approved the continuance of the existing money manager agreements for both Shapiro and Westport with respect to US Equity Fund at a meeting held on June 11, 2007. Because TIP operates pursuant to the Exemptive Order, the existing money manager agreement with Shapiro with respect to US Equity Fund was not required to be submitted to a vote of members. The existing money manager agreement with Westport with respect to US Equity Fund was last approved by the shareholders of US Equity Fund on March 29, 1994. The purpose of the submission was to seek initial approval of the money manager agreement prior to the effective date of the Exemptive Order.

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At a meeting held on March 24, 2008, the directors, including all of the directors who are not “interested persons” (the “independent directors”) of TIP, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), approved the addenda to the existing money manager agreements to provide that Shapiro and Westport would act as a money managers for Multi-Asset Fund. The addenda and the existing money manager agreements are described below.

TAS’s recommendation that Shapiro and Westport be added as money managers of Multi-Asset Fund were based on a number of factors, including but not limited to each money managers’ active management style in an equity market environment favorable to that approach. In TAS’s view, Shapiro and Westport are sound investors, with investment philosophies and tactics that have resulted in favorable long-term performance records.

After analyzing information deemed relevant and the potential impact on the Fund, TAS recommended to the directors that Shapiro and Westport serve as money managers of the Fund. Upon the recommendation of TAS and after considering a variety of factors (as described below under “Consideration of Money Manager Agreements by the Board”), the directors voted on March 24, 2008, to approve the addenda to the existing money manager agreements, effective April 1, 2008. The terms of the addenda to the existing money manager agreements incorporate the terms of the respective existing money manager agreements for US Equity Fund, including the fee schedules.

Consideration of Money Manager Agreements by the Board

In considering the addenda to the existing money manager agreements to add Shapiro and Westport as money managers for Multi-Asset Fund, the directors noted that in connection with their annual review of TIP’s advisory arrangements (the “Annual Review”), on June 11, 2007, they had approved the continuation of the existing money manager agreements for US Equity Fund for another one-year term commencing July 1, 2007. In connection with the Annual Review, the board had requested and considered a wide range of information of the type they regularly consider when determining whether to continue a fund's money manager agreements as in effect from year to year. A discussion of the board’s consideration of the existing money manager agreements at the June 2007 meeting was included in TIP’s semi-annual report for the period ended June 30, 2007.

In approving the addenda and the application of the existing money manager agreements to Multi-Asset Fund at the March 24, 2008 meeting, the directors considered the information provided and the factors considered in connection with the review of the existing money manager agreements at the Annual Review, as well as such other information as they deemed appropriate. In considering the addenda and the existing money manager agreements for Multi-Asset Fund, the board noted that TAS, the Fund’s adviser, had recommended the approval of the new money manager arrangements for Multi-Asset Fund, having concluded it would be in the best interest of the Fund to do so. They also considered additional information provided by TAS, Shapiro, and Westport.

The board considered a number of additional factors in evaluating the addenda and the application of the existing money manager agreements with Shapiro and Westport to Multi-Asset Fund. The board considered information describing the addition of Shapiro and Westport to Multi-Asset Fund; the advisory services they each provide to US Equity Fund; the potential benefits of including them as money managers to Multi-Asset Fund; and other information deemed relevant. The potential benefits of adding Shapiro and Westport as money managers of Multi-Asset Fund were identified as: (i) advantageous investment philosophy and tactics in current equity markets; (ii) long-standing relationships with key investment professionals; (iii) active management styles with the ability to differentiate between good companies with lower valuations due to temporary factors and those with lower valuations for appropriate reasons; (iv) strong infrastructure capabilities and expertise; and (v) attractive long-term returns. In addition, it was noted that the terms of the proposed new money manager arrangements, including the fee schedules, were identical to the terms of the existing money manager agreements in place for US Equity Fund. The board also noted the information received at regular meetings throughout the year related to the services rendered by Shapiro and Westport to US Equity Fund. The board’s evaluation of the services provided by Shapiro and Westport took into account the board’s knowledge and familiarity gained as board members, including the scope and quality of Shapiro and Westport’s investment management capabilities. The board concluded that, overall, it was satisfied with the nature, extent, and quality of the services currently being provided to US Equity Fund, and expected to be provided to Multi-Asset Fund, by Shapiro and Westport.

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The board based its evaluation on the material factors presented to it at this meeting and discussed above, including: (i) the terms of the agreements; (ii) the reasonableness of the money managers’ fees in light of the nature and quality of the money managers’ services provided and any additional benefits received by Shapiro and Westport in connection with providing services to the Fund; (iii) the nature, quality, cost, and extent of the services performed by Shapiro and Westport; (iv) the overall organization and experience of Shapiro and Westport; and (v) the nature and expected effects of the addition of Shapiro and Westport as money managers of Multi-Asset Fund. In arriving at its decision, the board did not single out any one factor or group of factors as being more important than the other factors, but considered all of these factors together. Based upon its review, the board concluded that the addenda and the existing money manager agreements were reasonable, fair, and in the best interests of the Multi-Asset Fund and its members, and that the fees provided in such agreements were fair and reasonable. In the board’s view, approving the addenda to the existing money manager agreements was desirable and in the best interests of the Multi-Asset Fund and its members.

After carefully considering the information summarized above and all factors deemed to be relevant, the directors, including the independent directors, unanimously voted to approve the addenda to the existing money manager agreements for the Multi-Asset Fund. Prior to a vote being taken to approve the new money manager arrangements for Multi-Asset Fund, the independent directors met separately in executive session to discuss the appropriateness of the agreements. In their deliberations with respect to these matters, the independent directors were advised by their independent legal counsel. The independent directors weighed the foregoing matters in light of the advice given to them by their independent legal counsel as to the law applicable to the review of the investment advisory contracts. The independent directors concluded the addenda to the existing money manager agreements were reasonable, fair, and in the best interests of the Multi-Asset Fund and its members, and that the fees provided in such agreements were fair and reasonable.

Description of the Money Manager Agreements
The addenda and the existing money manager agreements are included as Appendix A to this Information Statement. The following description of the addenda and the existing money manager agreements is qualified in its entirety by reference to the full text of the agreements as set forth in Appendix A.

The addenda, dated April 1, 2008, provide that each of Shapiro and Westport will manage the investment and reinvestment of a segment of assets of Multi-Asset Fund placed with them from time to time, subject to the supervision of the board and TAS. The money manager agreements provide that Multi-Asset Fund shall compensate Shapiro and Westport based upon performance. Generally, performance-based fee arrangements specify a minimum fee (floor), a maximum fee (cap), and a fee formula that embodies the concept of a "fulcrum fee" (i.e., a fee midway between the minimum and the maximum). Actual fees paid to a manager are proportionately related to performance above or below the fulcrum point, but are never greater than the cap nor less than the floor. The formula is designed to augment the fee if the excess return of a manager's portfolio (i.e., its actual return less the total return of the portfolio's benchmark) exceeds a specified level and to reduce the fee if the excess return falls below this level. Total returns are calculated over a rolling 12-month period. The fee rate is expressed as a percentage of the average daily net assets of a manager's portfolio, gross of expenses except custodian transaction charges.
The fee formula for Shapiro entails a floor of 50 basis points, a cap of 95 basis points and a fulcrum fee of 73 basis points. The portfolio must earn 325 basis points over the return of the Russell 2000® Index in order for Shapiro to earn the fulcrum fee (i.e., 73 basis points). The fee formula for Westport entails a floor of 15 basis points, a cap of 200 basis points and a fulcrum fee of 108 basis points. The portfolio must earn 430 basis points over the return of the Russell 2000® Index in order for Westport to earn the fulcrum fee (i.e., 108 basis points). Because the fees are performance-based rather than asset-based, there are no economies of scale if the assets in the accounts are increased.

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The addenda provide that the new arrangements with Shapiro and Westport with respect to Multi-Asset Fund will continue in effect for the remaining term of the existing money manager agreements, i.e., through June 30, 2008, and thereafter from year to year if their continuance is approved at least annually in conformity with the requirements of the 1940 Act. The addenda and existing money manager agreements may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the SEC that may address the applicability of such requirements in the case of the Fund. The addenda and existing money manager agreements may be terminated as to Multi-Asset Fund without payment of any penalty by (a) the Fund, if a decision to terminate is made by the board of directors of TIP or by a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), or (b) by Shapiro and/or Westport, respectively, in each case with at least 30 days’ written notice from the terminating party and on the date specified in the notice of termination. The addenda and existing money manager agreements will terminate automatically in the event of their “assignment,” as defined in the 1940 Act.

The addenda and existing money manager agreements provide that neither Shapiro nor Westport shall be liable to the Fund, TIP, or TAS for any error of judgment, but shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by Shapiro or Westport in providing services under their respective addendum and existing money manager agreement or from reckless disregard by Shapiro or Westport of their obligations and duties under the respective addendum and existing money manager agreement.

Additional Fee Information
The following table summarizes the actual expenses of Multi-Asset Fund during 2007 and also shows an estimate of what 2007 expenses would have been had Shapiro and Westport served as money managers for Multi-Asset Fund during that year under the new arrangements. The table assumes that each of Shapiro and Westport became money managers on January 1, 2007.

Multi-Asset Fund	2007 Actual Expenses	Pro forma for 2007
Shareholder Fees (paid directly from the shareholder’s investment)
Sales Loads	None	None

Transaction Charges Paid to Fund [a]
Entry Fees on Purchases	0.50%	0.50%
Exit Fees on Redemptions	0.50%	0.50%

Annual Operating Expenses (expenses that are deducted from Fund assets)
Management Fees [b]	0.42%	0.46%
TAS	0.16%	0.16%
Money Managers	0.26%	0.30%

Other Expenses [c]	0.28%	0.28%

Acquired Fund Fees and Expenses [d]	1.26%	1.26%

Total	1.96%	2.00%

[a]
Entry and Exit Fees. While the Fund is no-load and does not charge sales commissions, Multi-Asset Fund assesses entry and exit fees as set forth in the above table, expressed as a percentage of the purchase or redemption amount.

[b]
Management Fees. The management fees listed above include advisory fees and fees of those money managers that manage separate accounts on behalf of the Fund. Many of the money managers are on performance-based fee schedules and therefore these fees will vary over time depending on the performance achieved by the money managers. These fees are deducted from fund assets and are expressed as a percentage of average net assets.

[c]
Other Expenses. This category includes administration fees, custody fees, interest expense, legal and audit fees, and other miscellaneous fund expenses. These expenses are deducted from fund assets and are expressed as a percentage of average net assets. Excluding interest expense and dividends paid on securities sold short, other expenses incurred by Multi-Asset Fund were 0.18%.

[d]
Acquired Fund Fees and Expenses. This category represents the approximate fees and expenses indirectly incurred by the Fund as a result of the Fund’s investment in the securities of the commingled investment vehicles (“CIVs”). The total expenses attributable to the CIVs, which are reflected as a reduction in the CIVs’ gross returns, may differ significantly from period to period due to the variability of incentive fees. Excluding interest expense and dividends paid on securities sold short by the CIVs, Acquired Fund Fees and Expenses indirectly incurred by Multi-Asset Fund were 0.85%.

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Example
This example is intended to help members compare the cost of investing in a TIP mutual fund with the cost of investing in other mutual funds. In calculating the example, the actual expenses of Multi-Asset Fund during 2007 are used, as are the estimate of what 2007 expenses would have been had Shapiro and Westport served as money managers for Multi-Asset Fund during that year, as shown above. The actual and pro forma examples assume that one invests $10,000 in the Fund for the time periods indicated. The examples also assume that the investment has a 5% return each year, the Fund’s operating expenses remain the same based upon the expenses as shown in the fee table, and all dividends and distributions are reinvested. Entry fees are reflected in both scenarios and exit fees are reflected in the rows labeled ‘‘With redemption at end of period.’’ Actual costs may be higher or lower.
Expenses per $10,000 Investment
Multi-Asset Fund	2007 Actual	Pro forma for 2007
One year
With redemption at end of period	$299	$303
No redemption at end of period	$248	$252

Three year
With redemption at end of period	$717	$729
No redemption at end of period	$662	$674

Five Year
With redemption at end of period	$1,160	$1,180
No redemption at end of period	$1,102	$1,122

Ten Years
With redemption at end of period	$2,391	$2,432
No redemption at end of period	$2,324	$2,366

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II. OTHER INFORMATION

Information about TIP

TIP is a no-load, open-end management investment company that seeks to improve the net investment returns of its members by making available to them a series of investment vehicles, each with its own investment objective and policies. TIP was incorporated under Maryland law on December 23, 1993, and consists of four mutual funds at present: TIFF Multi-Asset Fund, TIFF International Equity Fund, TIFF US Equity Fund, and TIFF Short-Term Fund. The mutual funds are available primarily to foundations, endowments, other 501(c)(3) organizations, and certain other non-profit organizations.

Information about TAS

TAS is the investment adviser to the TIP mutual fund family (the “funds”). TAS’s principal offices are at Four Tower Bridge, 200 Barr Harbor Drive, Suite 100, West Conshohocken, PA 19428. TAS seeks to achieve the funds’ investment and performance objectives in large part by identifying and recommending to the board independent money managers for each of the funds, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers’ and funds’ performance, and employing certain risk management and other techniques. The money managers are responsible for day-to-day investment decisions for that portion of the funds’ assets allocated to them. Each money manager specializes in a particular market sector or utilizes a particular investment style. A money management firm may serve as a money manager to more than one of the funds. For all funds, TAS may invest a substantial portion of the funds’ assets in futures contracts, derivative investments, duration investments, and other securities and financial instruments in accordance with each fund’s objective, policies, and restrictions.

Information about Shapiro

Shapiro is located at One Buckhead Plaza, Suite 1555, 3060 Peachtree Road NW, Atlanta, GA 30305. As of December 31, 2007, Shapiro had responsibility for approximately $2.486 billion in assets under management. Samuel R. Shapiro (Chairman, CIO) has been a portfolio manager with Shapiro Capital since 1990 and has managed assets for US Equity Fund since 1997. Michael A. McCarthy (Director of Research, Principal) has been a portfolio manager with Shapiro Capital since 1991 and has managed assets for US Equity Fund since 1997. Louis S. Shapiro (President, CCO) has been a portfolio manager with Shapiro Capital since 1993 and has managed assets for US Equity Fund since 1997. Each of these individuals has managed assets for Multi-Asset Fund since April 2008.

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Shapiro Capital Management Company, Inc., a Georgia corporation with a principal place of business at One Buckhead Plaza, Suite 1555, 3060 Peachtree Road NW, Atlanta, GA 30305, owns 100% of the voting interests in Shapiro. Samuel R. Shapiro, Louis S. Shapiro and Michael A. McCarthy own 80%, 10%, and 10%, respectively, of the outstanding voting securities of Shapiro Capital Management Company, Inc.
Shapiro is an investment adviser to other registered investment companies with a similar investment objective to the segment of Multi-Asset Fund managed by Shapiro.
The following persons are officers and control persons of Shapiro and are located at One Buckhead Plaza, Suite 1555, 3060 Peachtree Road NW, Atlanta, GA 30305:

Samuel R. Shapiro (Chairman, Chief Investment Officer)
Michael A. McCarthy (Director of Research, Principal)
Louis S. Shapiro (President, Chief Compliance Officer)

Information about Westport

Westport is located at 253 Riverside Avenue, Westport, CT 06880. As of December 31, 2007, Westport had responsibility for approximately $1.785 billion in assets under management. Andrew J. Knuth (Chairman, CIO) has been a portfolio manager with Westport Asset Management since 1983 and has managed assets for the US Equity Fund since 1994. Edmund Nicklin (Executive Vice President) has been a portfolio manager with Westport Asset Management since 1997 and has managed assets for US Equity Fund since 1997. Each has managed assets for Multi-Asset Fund since April 2008.

Westport’s direct ownership structure consists of controlling membership interest of 90% by Andrew J. Knuth, an individual with a principal place of business at 253 Riverside Avenue, Westport, CT 06880. The Ronald H. Oliver Irrevocable Trust, Michael Carbino Trustee, a trust with a principal place of business at 253 Riverside Avenue, Westport, CT 06880, is the remaining non-controlling 10% member.

Westport is an investment adviser to other registered investment companies with a similar investment objective to the segment of Multi-Asset Fund managed by Westport.
The following persons are officers and control persons of Westport and are located at 253 Riverside Avenue, Westport, CT 06880:

Andrew J. Knuth (Chairman, Chief Investment Officer)
Ronald H. Oliver (President and Chief Compliance Officer)
Edmund Nicklin (Executive Vice President)

Certain Brokerage Matters

When selecting brokers or dealers TAS and the money managers are authorized to consider the “brokerage and research services,” as defined in Section 28(e) of the Securities Exchange Act of 1934, provided to TIP’s funds, to TAS, or to the money manager. TAS and the money managers may cause TIP’s funds to pay a commission to a broker or dealer who provides such brokerage and research services which is in excess of the commission another broker or dealer would have charged for effecting the transaction. TIP, TAS, or the money manager, as appropriate, must determine in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided. Reasonableness will be viewed in terms of that particular transaction or in terms of all the accounts over which TAS or the money manager exercises investment discretion.

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Interests of Directors and Officers of the Funds

To the knowledge of the Fund, no directors or officers of TIP, nor their immediate family members, have any substantial interest, direct or indirect, by security holdings or otherwise, in the addenda or existing money manager agreements with Shapiro or Westport. No director or officer, nor their immediate family members, owned (beneficially or of record), purchased or sold securities of Shapiro or Westport, or of any entity (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with Shapiro or Westport, during 2007. No director or officer of the Fund is an officer, employee, director, general partner or shareholder of Shapiro or Westport.

Information Regarding the Service Providers to the Funds

Custodian, Administrator, Fund Accounting Agent, Transfer Agent, Registrar, and Dividend Disbursing Agent. State Street Bank and Trust Company (formerly Investors Bank & Trust Company) (“State Street”), 200 Clarendon Street, Boston, MA 02116, serves as the custodian of TIP’s assets as well as its administrator, fund accounting agent, transfer agent, registrar, and dividend disbursing agent. As custodian, State Street may employ sub-custodians outside the United States.

Distributor. Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, WI 53202 serves as the distributor of TIP’s shares.

Chief Compliance Officer Services and other Administrative Services. William E. Vastardis serves as TIP’s chief compliance officer in accordance with the terms of an engagement letter between TIP and Vastardis Compliance Services, LLC (“VCS”). An affiliate of VCS, Vastardis Fund Services, LLC (“VFS”), provides certain administrative services to TIP. VCS and VFS are located at 41 Madison Avenue, 30th Floor, New York, NY 10010.

Outstanding Shares and Significant Shareholders

As of May 9, 2008, the Fund had the following number of shares outstanding:

Title of Class	Number of Shares Outstanding and Entitled to Vote*
Multi-Asset Fund	151,733,486.444 shares
* Each dollar of net asset value is entitled to one vote.
As of May 9, 2008, the following members owned of record or beneficially 5% of the shares of common stock of the Fund:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Multi-Asset Fund	Saint Joseph’s University 5600 City Avenue Philadelphia, PA 19131	8,337,287.441 shares	5.49%

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The TIP funds are designed primarily for foundations, endowments, other 501(c)(3) organizations, and certain other non-profit organizations. Accordingly, as of December 31, 2007, the directors and officers of TIP as a group owned less than 1% of the outstanding shares of the Fund.
Annual and Semi-Annual Reports

The Multi-Asset Fund’s annual report for the fiscal year ended December 31, 2007, and semi-annual report for the period ended June 30, 2007, were previously distributed to members. The Multi-Asset Fund will furnish, without charge, an additional copy of its annual or semi-annual report for the fiscal year ended December 31, 2007, or semi-annual period ended June 30, 2007, to any member requesting such reports. An additional copy of the annual and semi-annual report may be obtained, without charge, by contacting TIP by mail, telephone or email using the contact information below or visiting the Securities and Exchange Commission’s website at www.sec.gov.

Four Tower Bridge
200 Barr Harbor Drive, Suite 100
West Conshohocken, PA 19428
1-800-984-0084
www.tiff.org

Electronic mail inquiries: Services offered by TIFF: info@tiff.org
Member-specific account data: memberservices@tiff.org

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Appendix A
Addendum to the Money Manager Agreement,
dated June 2, 1997, between
TIFF Investment Program, Inc. (“TIP”),
on behalf of TIFF US Equity Fund (“USEF Agreement”),
and Shapiro Capital Management LLC (the “Manager”)
This ADDENDUM to the Money Manager Agreement, dated as of April 1, 2008, is entered into by and between TIP, with its principal place of business at 200 Barr Harbor Drive, Suite 100, West Conshohocken, PA 19428, and the Manager, with its principal place of business at One Buckhead Plaza, Suite 1555, 3060 Peachtree Road NW, Atlanta, GA 30305, (each a “Party” and collectively, the “Parties”).

WHEREAS, the Manager manages certain assets of TIFF US Equity Fund pursuant to the USEF Agreement; and

WHEREAS, TIP and the Manager have agreed that TIP will allocate to, and the Manager will manage, certain assets of TIFF Multi-Asset Fund (“MAF”), a series of TIP, pursuant to the same terms and conditions set forth in the USEF Agreement as if MAF had originally been a party to the USEF Agreement.

NOW, THEREFORE, intending to be legally bound, the Parties hereto hereby agree as follows:

1.	The Manager will provide investment management services with respect to the assets placed with the Manager on behalf of MAF from time to time.

2.
TIP, acting on behalf of MAF, hereby appoints the Manager to manage the MAF Managed Assets for the period and on the terms set forth in the USEF Agreement and in accordance with the investment guidelines provided to the Manager by TIP on behalf of MAF. The Manager hereby accepts this appointment and agrees to render the services described in the USEF Agreement with respect to the MAF Managed Assets in accordance with the requirements described in Section 3(a) of the USEF Agreement. All other terms and conditions set forth in the USEF Agreement shall apply to the parties with respect the management of the MAF Managed Assets, including but not limited to the compensation payable to the Manager with respect to the MAF Managed Assets.

3.
To enable the Manager to exercise fully discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the MAF Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.

4.	The rights and obligations of MAF and USEF under the USEF Agreement and this Addendum shall be several and not joint.

5.
Notices or other communications required to be given to TIP by the Manager pursuant to the USEF Agreement or this Addendum shall be deemed duly given when delivered in accordance with the notice provisions set forth in the USEF Agreement to:

TIFF Investment Program, Inc.
c/o TIFF Advisory Services, Inc.
Four Tower Bridge
200 Barr Harbor Drive, Suite 100
West Conshohocken, PA 19428
Fax: 610-684-8080

[Missing Graphic Reference]
Addendum to Money Manager Agreement

6.	All capitalized terms used but not defined in this Addendum shall have the meanings ascribed to them in the USEF Agreement.

IN WITNESS WHEREOF, TIP and the Money Manager have caused this Addendum to be executed by their duly authorized officers as of the date first written above.

Shapiro Capital Management LLC

By: /s/ Louis Shapiro
Signature
Louis Shapiro
Printed Name

TIFF Investment Program, Inc., for its
Multi-Asset Fund

By: /s/ Tina M. Leiter
Signature
Tina M. Leiter
Printed Name

[Missing Graphic Reference]
Addendum to Money Manager Agreement

TIFF Multi-Asset Fund (the “Fund”)
Sample Performance Fee Schedule
Assumes Beginning Date of April 8, 2008

	Month	Period	Fee to be paid for services rendered during month
0 1	Apr-08 May-08	Start-Up Period	150% of Minimum Fee (pro rata) 150% of Minimum Fee
2 3 4 5 6 7 8 9 10 11 12	Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09	[Missing Graphic Reference] Transitional Period [Missing Graphic Reference]	Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee
13	May-09	Transitional Period True-up	Transitional Performance Fee (i.e., for months 0-12) minus sum of Minimum Fee payments in months 2-12
14 15 16 17 18 19 20 21 22 23 24 [Missing Graphic Reference]	Jun-09 Jul-09 Aug-09 Sep-09 Oct-09 Nov-09 Dec-09 Jan-10 Feb-10 Mar-10 Apr-10 [Missing Graphic Reference]	Subsequent Months [Missing Graphic Reference]
Performance Adjusted Fee for months 2-13
Performance Adjusted Fee for months 3-14
Performance Adjusted Fee for months 4-15
Performance Adjusted Fee for months 5-16
Performance Adjusted Fee for months 6-17
Performance Adjusted Fee for months 7-18
Performance Adjusted Fee for months 8-19
Performance Adjusted Fee for months 9-20
Performance Adjusted Fee for months 10-21
Performance Adjusted Fee for months 11-22
Performance Adjusted Fee for months 12-23
[Missing Graphic Reference]

[Missing Graphic Reference]
Addendum to Money Manager Agreement

Compensation

As compensation for the services performed and the facilities and personnel provided by the Money Manager pursuant to this Agreement, the Fund will pay to the Money Manager a fee computed in accordance with the following provisions.

Certain Defined Terms

"Beginning Date" shall mean the date that the Money Manager begins (or resumes after a hiatus) to render services under this Agreement.

"Minimum Fee" shall mean, with respect to any full calendar month, the result obtained by multiplying the average daily value of the net assets (gross of expenses) of the Fund managed by the Money Manager during such month by 1/12th of the "floor rate" set forth in Schedule 1 to this Agreement.

"Performance Adjusted Fee," with respect to a calendar month subsequent to the Transitional Period, shall mean the result obtained by multiplying the average daily value of the net assets of the Fund managed by the Money Manager during the performance measurement period by 1/12th of the Performance Fee Rate determined in accordance with Schedule 1 to this Agreement, where the performance measurement period is the one-year period beginning on the first day of the twelfth month prior to such month and ending on the last day of the month prior to such month.

"Performance Fee Rate" shall mean the rate of fee produced by application of the formula set forth in Schedule 1 hereto. Under such formula, the rate of fee varies directly with the time-weighted rate of return achieved for the Fund by the Money Manager over the applicable performance measurement period, but is never greater than the "cap" rate nor less than the "floor" rate specified in the formula. The rate of fee varies above and below the "fulcrum" fee rate, i.e., the rate that is midway between the cap rate and the floor rate, depending on the amount by which the Money Manager's return exceeds, or is less than, the return of the "benchmark" specified in the formula. (The rate of return at which the Performance Fee Rate will equal the fulcrum fee rate is equal to the benchmark return plus the "hurdle" rate incorporated in the formula.) The rate at which the Performance Fee Rate changes in response to a specified increment of change in the Money Manager's performance relative to the performance of the benchmark (i.e., the slope of the line graph appearing in Schedule 1) is constant (i.e., the graph's slope is a straight line). The Performance Fee Rate will change as the Money Manager's performance varies from the performance of the benchmark in increments of one basis point.

"Start-Up Period" shall mean the period beginning on the Beginning Date and ending on the last day of the first full calendar month following the month in which the Beginning Date falls.

"Transitional Performance Fee" shall mean the result obtained by multiplying the average daily net assets (gross of expenses) of the Fund managed by the Money Manager during the performance measurement period by the Performance Fee Rate determined in accordance with Schedule 1 to this Agreement, where the performance measurement period is the period beginning on the Beginning Date and ending on the last day of the Transitional Period (annualized, should the Beginning Date not be the first day of a calendar month).

[Missing Graphic Reference]
Addendum to Money Manager Agreement

"Transitional Period" shall mean the period of eleven consecutive calendar months beginning on the day following the last day of the Start-Up Period.

Fee For Services During Start-Up Period

For services rendered by the Money Manager hereunder during each calendar month, or portion of a calendar month, during the Start-Up Period, the Money Manager shall be entitled to a fee equal to 150% of the Minimum Fee (prorated, with respect to any period of less than a full calendar month, based on the number of days during such calendar month that the Money Manager provided services hereunder), payable by the Fund during the month following the month in which such fees are earned.

Fee For Services During Transitional Period

(a) Amount of Fee. For services rendered by the Money Manager hereunder during the Transitional Period, the Money Manager shall be entitled to a fee equal to the Transitional Performance Fee.

(b) Payment of Fee. For each month of the Transitional Period the Fund shall pay to the Money Manager an amount equal to the Minimum Fee. For the month following the end of the Transitional Period, the Fund shall pay the Money Manager the difference between (i) the Transitional Performance Fee and (ii) the sum of Minimum Fee payments made for each month in the Transitional Period. Such fees are payable during the month following the month in which such fees are earned.

(c) Early Termination. If the Money Manager ceases to render services hereunder at any time during, and before the end of, the Transitional Period, the Money Manager shall be entitled to a fee for services rendered hereunder during the Transitional Period equal to 150% of the Minimum Fee payments referred to in the immediately preceding paragraph (prorated for any period of less than a full calendar month that the Money Manager provided services hereunder based on the number of days during such month that the Money Manager provided services hereunder), with any amounts not previously paid being payable during the month following the month in which the Money Manager ceased to render services hereunder.

Fee For Services During Subsequent Months

(a) Fee. For services rendered by the Money Manager hereunder during consecutive full calendar months subsequent to the end of the Transitional Period, the Money Manager shall be entitled to a fee equal to the Performance Adjusted Fee, payable by the Fund during the month following the month in which such fees are earned.

(b) Early Termination. If the Money Manager ceases to render services hereunder at any time during, and before the end of, any such subsequent month, the Money Manager shall be entitled to a fee for services rendered hereunder during such month equal to 150% of the Minimum Fee (prorated based on the number of days during such calendar month that the Money Manager provided services hereunder) payable by the Fund during the month following the month in which the Money Manager ceased to render services hereunder.

[Missing Graphic Reference]

Investment Guidelines	Shapiro Capital Management

Benchmark = Russel 2000 Index	Money Manager for the TIFF Multi-Asset Fund

Asset Type Limitations	Minimum/Normal/Maximum % Account

US Stocks	90 / 100 / 100
Non-US Stocks	0 / 0 / 5
Exposure to Non-Benchmark Countries in General	0 / 0 / 5
Currency Hedges as % of Non-US Securities	0 / 100 / 100

Fixed Income Instruments	0 / 0 / 10

Other Guidelines	Policy

Mutual Funds	Prohibited (except money market funds)
Investment Partnerships	Prohibited
Direct Investments in Real Estate or Physical Commodities	Prohibited
Margin Transactions/Borrowing for Leverage	Prohibited
Short Sales	Prohibited
Underwriting Securities	Prohibited

Note: In addition to specific guidelines applicable to Shapiro with respect to this account, the fund has adopted fund level guidelines that are monitored by the fund; if a money manager's position causes the fund to exceed the guidelines, the manager will be asked to take action to bring the fund back into compliance.

Guidelines Dated:	3/24/2008

Money Manager Acknowledgement	/s/ Louis Shapiro	3/24/2008
	Authorized Signature	Date

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Money Manager Agreement
This Agreement is between the TIFF Investment Program, Inc. (“TIP”), a Maryland Corporation, for its TIFF U.S. Equity Fund and such other of its Funds as TIP may from time to time allot assets for management under this agreement (hereafter, the “Fund”), and Shapiro Capital Management Co., Inc. (hereafter, the “Manager”) and is effective as of June 2, 1997 (the “Effective Date”).
Recitals
TIP is a non-diversified open-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”); and
The Fund wishes to retain the Manager to render advisory services to the Fund, and the Manager is willing to render those services.
Now, therefore, the parties agree as follows:
1. Managed Assets
The Manager will provide investment management services with respect to assets placed with the Manager on behalf of the Fund from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the “Managed Assets.” The Fund may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.
2. Appointment and Powers of Manager; Investment Approach
(a) Appointment. TIP, acting on behalf of the Fund, hereby appoints the Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. The Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the Manager Profile (appended to this Agreement as Schedule II) and Investment Guidelines (appended to this Agreement as Schedule III, (together, the “Investment Approach”) as such approach may be elaborated, amended, and refined with the mutual consent of Foundation Advisers, Inc. (“FAI”), acting on behalf of the Fund, and the Manager.

[Missing Graphic Reference]

mutual consent of Foundation Advisers, Inc. (“FAI”), acting on behalf of the Fund, and the Manager.
(b) Powers. Subject to the supervision of the Board of Directors of TIP and subject to the supervision of FAI, the Manager shall direct investment of the Managed Assets in accordance with the Manager’s Investment Approach. The Fund grants the Manager authority to:
(i)	Acquire (by purchase, exchange, subscription, or otherwise), hold and dispose (by sale, exchange or otherwise) investments and other securities;
(ii)	Determine what portion of the Managed Assets will be held uninvested; and
(iii)
Enter into such agreements and make such representations (including representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by the Manager of its duties hereunder.

(c) Power of Attorney. To enable the Manager to exercise fully discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.
(d) Voting. The Manager shall be authorized to vote on behalf of the Fund any proxies relating to the Managed Assets, provided, however, that the Manager shall comply with any instructions received from the Fund as to the voting of securities and handling of proxies.
(e) Independent Contractor. Except as expressly authorized herein, the Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, the Fund or FAI in any way or otherwise to be an agent of any of them.
(f) Reporting. The Manager shall furnish to TIP such information as TIP reasonably may require to complete and submit any filing required by any applicable state or federal securities law or regulation.

[Missing Graphic Reference]

3. Requirements; Duties
(a) Requirements. In performing services for the Fund and otherwise discharging its obligations under this Agreement, the Manager shall conform its actions to the provisions in the following documents (referred to collectively in this Agreement as the “Requirements”):
(i)	The Articles of Incorporation and By-Laws of TIP;
(ii)	TIP’s Registration Statement, on Form N-l A, as amended from time to time (“the “Registration Statement”), including the Investment Approach set forth therein;
(iii)
The 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations which apply to the Manager in conjunction with performing services for the Fund, if any;

(iv)	Written instructions and directions of the Board of Directors of TIP;
(v)	Written instructions and directions of FAI; and
(vi)	The Manager’s Investment Guidelines, which shall be amended from time to time through mutual agreement by the Manager and FAI.
The Manager only shall be responsible for complying with those requirements specified in this Paragraph 3 to the extent it has received from TIP or FAI written instructions or directions or the document that contains or states such requirements, other than the 1940 Act or the Internal Revenue Code of 1986.
(b) Responsibility with Respect to Actions of Others. TIP places the investment portfolio of each of its Funds, including the Fund, with one or more

[Missing Graphic Reference]

investment managers. To the extent the applicability of, or conformity with, Requirements depends upon investments made by, or activity of, managers other than the Manager, the Manager agrees to comply with such Requirements: (i) to the extent that such compliance is within the Manager’s Investment Guidelines and (ii) to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to the Fund at any time that the Fund may not be in compliance with any Requirement and the Fund so notifies the Manager, the Manager shall promptly take such actions not inconsistent with applicable law as the Fund may reasonably specify to effect compliance.
(c) Responsibility with Respect to Performance of Duties. Except as permitted by Paragraph 7 of this Agreement, in performing its duties under this Agreement, the Manager will act solely in the interests of the Fund and shall use reasonable care and its best judgment in matters relating to the Fund. The Manager will not deal with the Managed Assets in its own interest or for its own account.
4. Recordkeeping and Reporting
(a) Records. The Manager shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by the Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of the Fund; the Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Fund’s request. Upon termination of this Agreement, the Manager shall promptly return records that are the Fund’s property and, upon demand, shall make and deliver to the Fund true and complete and legible copies of such other records maintained as required by this Section 4(a) as the Fund may request. The Manager may retain copies of records furnished to the Fund.
(b) Reports to Custodian. The Manager shall provide to the Fund’s custodian and to the Fund on each business day information relating to all transactions concerning the Managed Assets.

[Missing Graphic Reference]

(c) Other Reports. The Manager shall render to the Board of Directors of TIP and to FAI such periodic and special reports as the Board or FAI may reasonably request.
5. Purchase and Sale of Securities
(a) Selection of Brokers. The Manager shall place all orders for the purchase and sale of securities on behalf of the Fund with brokers or dealers selected by the Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, or any of its “affiliated persons”, as defined in the 1940 Act, will act as principal or receive any compensation in connection with the purchase or sale of investments by the Fund other than the management fees provided for in Section 6 hereof. The Manager will not be liable to Client for any acts or omissions made by the Administrator, Custodian or other service provider to the Fund, unless such liability resulted from acts or omissions of the Manager or from information from the Manager.
(b) Aggregating Orders. On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other advisory clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and its other advisory clients.
6. Management Fees; Expenses
(a) Management Fees. Schedule I attached hereto sets out the fees to be paid by the Fund to the Manager by the tenth business day of the following month in connection with this Agreement. The applicable fee rate will be applied to the average daily net assets (gross of expenses except custodian transaction charges)

[Missing Graphic Reference]

of the Managed Assets, computed as described in the Registration Statement, pursuant to this Agreement.
(b) Expenses. The Manager shall furnish at its own expense all office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement, including administrative, bookkeeping and accounting, clerical, statistical and correspondence functions. The Manager shall not have responsibility for calculating the net asset value of the Fund’s portfolio or for conducting a daily reconciliation of the Fund’s portfolio; however, the Manager will daily review the pricing of the Managed Assets with such information as is available to the Manager. The Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, (i) custodial fees for the Managed Assets, (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which the Fund is a party, including any portion of such commissions attributable to research and brokerage services, and (iii) taxes, if any, payable by the Fund. In addition, the Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by the Fund.
7. Non-Exclusivity of Services
The Manager is free to act for its own account and to provide investment management services to others. The Fund acknowledges that the Manager and its officers and employees, and the Manager’s other advisory clients may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired for of disposed of under this Agreement for the Fund. Neither the Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another advisory client. The Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners or employees of the Manager or any of the Manager’s affiliates act as financial adviser, investment manager or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Fund appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to

[Missing Graphic Reference]

affiliates of the Manager through these relationships cannot be passed on to the Fund.
8. Liability
Manager shall not be liable to Client for any error of judgment, acts, omission, or mistake of law or any loss arising out of its obligations and duties in providing services under this Agreement, except that Manager shall be liable to the Client for any loss resulting from Manager’s willful misfeasance, bad faith, gross negligence or reckless disregard by Manager of its obligations and duties in providing services under this Agreement. Manager shall not be held liable for any acts or omission of the Client’s Custodian or Administrator or any other third party, unless such liability resulted from acts or omissions of the Manager or information from the Manager. Nothing in this Agreement shall constitute a waiver or limitation of any rights which the Fund, TIP, or FAI may have under applicable state or federal laws, including the Investment Advisers Act of 1940.
Client understands that the Manager, in the performance of its obligations and duties under this Agreement, is entitled to rely in good faith upon the accuracy of the information furnished by, or on behalf of, Client, without further investigation.
9. Representations
(a) The Manager represents to the Fund that the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, that it has full power and authority to enter into and perform fully the terms of this Agreement, and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.
(b) TIP represents to the Manager that it has full power and authority to enter into this Agreement, its execution and delivery of this Agreement on behalf of the Fund have been duly authorized and this Agreement represents the legal, valid and binding obligation of TIP, enforceable in accordance with its terms.
(c) TIP acknowledges receipt of copies of the Manager’s Form ADV and CTA Disclosure Document (if applicable).

[Missing Graphic Reference]

(d) TIP hereby represents that TIP and the Fund are in full compliance with all applicable state and federal securities laws and regulations.
10. Term
This Agreement shall continue in effect for a period of two (2) years from the date hereof and shall thereafter be automatically renewed for successive periods of one (1) year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided however, that this Agreement may be terminated without the payment of any penalty by (a) the Fund, if a decision to terminate is made by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (b) the Manager, and in either case with at least 30 days’ written notice from the terminating party and on the date specified in the notice of termination.
The rights and obligations that are provided in section (f) of Paragraph 2 shall survive the cancellation, expiration or termination of this Agreement.
This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).
11. Amendment
Except as otherwise provided in this Agreement, this Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Fund.
12. Notices
Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered in writing or sent by telecopy or three days after mailing registered mail postage prepaid as follows:

[Missing Graphic Reference]

To TIP, the Fund, or both:	TIFF Investment Program, Inc. c/o Foundation Advisers, Inc. P.O. Box5165
Charlottesville, Virginia 22905
Telecopy: 804-977-4479

The Manager:	Shapiro Capital Management Co., Inc.

Attention:
Telecopy:
Each party may change its address by giving notice as herein required.
13. Sole Instrument
This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.
14. Counterparts
This Agreement may be executed in counterparts; each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.
15. Applicable Law
This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the Commonwealth of Virginia without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

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16. Change in Management or Control of Manager
The Manager agrees to notify TIP and the Fund in writing of any changes in the membership of the Manager within a reasonable time period after such change.
IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the effective date specified in the first paragraph of this Agreement.

TIFF Investment Program, Inc.	Shapiro Capital Management Co., Inc.

By: /s/ Carla Ehlearing	By: /s/ Sam R. Shapiro 6/2/97
Title: Assistant Treasurer	Title: President

[Missing Graphic Reference]

Schedule I
Performance Fee Calculation
Compensation
As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to this Agreement, the Client will pay to the Manager a fee according to the following formula:
Fee = 46 + [.130 * (Excess Return - 121)]; subject to Floor of 50 b.p., Cap of 95 b.p.
and computed in accordance with the following provisions.
Certain Defined Terms
“Beginning Date” shall mean the date that the Manager begins (or resumes after a hiatus) to render services under this Agreement.
“Excess Return” shall mean the amount by which the performance of the Managed Assets exceeds the performance of the MSCI Emerging Markets Free Index during the performance measurement period.
“Managed Assets” is hereby defined as that portion of Client’s assets allocated to Manager.
“Minimum Fee” shall mean, with respect to any full calendar month, the result obtained by multiplying the average daily value of the net assets (gross of expenses) of Managed Assets during such month by 1/12th of the “floor rate” set forth in this Agreement.
“Performance Adjusted Fee,” shall mean the result obtained by multiplying the average daily value of the net assets of the Managed Assets during the performance measurement period (trailing 12 months performance) by l/12th of the Performance Fee Rate determined in accordance with the formula above.

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“Performance Fee Rate” shall mean the rate of fee produced by application of the formula set forth above. Under such formula, the rate of fee varies directly with the time-weighted rate of return achieved for the Client by the Manager over the applicable performance measurement period, but is never greater than the “cap” rate nor less than the “floor” rate specified in the formula. The rate of fee varies above and below the “fulcrum” fee rate, i.e., the rate that is midway between the cap rate and the floor rate, depending on the amount by which the Manager’s return exceeds, or is less than, the return of the “benchmark” specified in the formula. (The rate of return at which the Performance Fee Rate will equal the fulcrum fee rate is equal to the benchmark return plus the “hurdle” rate incorporated in the formula.) The rate at which the Performance Fee Rate changes in response to a specified increment of change in the Manager’s performance relative to the performance of the benchmark is constant. The Performance Fee Rate will change as the Manager’s performance varies from the performance of the benchmark in increments of one basis point.
Fee For Services
(a) Fee. For services rendered by the Manager hereunder during consecutive full calendar months subsequent, the Manager shall be entitled to a fee equal to the Performance Adjusted Fee, payable by the Client on or about the tenth day of the month following the month in which such fees are earned.
(b) Early Termination. If the Manager ceases to render services hereunder at any time during, and before the end of, any such subsequent month, the Manager shall be entitled to a fee for services rendered hereunder during such month equal to 150% of the Minimum Fee (prorated based on the number of days during such calendar month that the Manager provided services hereunder) payable by the Client on or about the tenth day of the month following the month in which the Manager ceased to render services hereunder.

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Miscellaneous
(a) Valuation. For purposes of calculating the Manager’s fee hereunder, the securities in the Fund’s portfolio shall be valued in the manner described in the Fund’s prospectus.

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Schedules II and III Intentionally Omitted - inapplicable to Multi-Asset Fund

[Missing Graphic Reference]
Addendum to the Money Manager Agreement,
dated March 16, 1994, between
TIFF Investment Program, Inc. (“TIP”),
on behalf of TIFF US Equity Fund (“USEF Agreement”),
and Westport Asset Management, Inc. (the “Manager”)

This ADDENDUM to the Money Manager Agreement, dated as of April 1, 2008, is entered into by and between TIP, with its principal place of business at 200 Barr Harbor Drive, Suite 100, West Conshohocken, PA 19428, and the Manager, with its principal place of business at 253 Riverside Avenue, Westport, CT 06880, (each a “Party” and collectively, the “Parties”).

WHEREAS, the Manager manages certain assets of TIFF US Equity Fund pursuant to the USEF Agreement; and

WHEREAS, TIP and the Manager have agreed that TIP will allocate to, and the Manager will manage, certain assets of TIFF Multi-Asset Fund (“MAF”), a series of TIP, pursuant to the same terms and conditions set forth in the USEF Agreement as if MAF had originally been a party to the USEF Agreement.

NOW, THEREFORE, intending to be legally bound, the Parties hereto hereby agree as follows:

1.	The Manager will provide investment management services with respect to the assets placed with the Manager on behalf of MAF from time to time.

2.
TIP, acting on behalf of MAF, hereby appoints the Manager to manage the MAF Managed Assets for the period and on the terms set forth in the USEF Agreement and in accordance with the investment guidelines provided to the Manager by TIP on behalf of MAF. The Manager hereby accepts this appointment and agrees to render the services described in the USEF Agreement with respect to the MAF Managed Assets in accordance with the requirements described in Section 3(a) of the USEF Agreement. All other terms and conditions set forth in the USEF Agreement shall apply to the parties with respect the management of the MAF Managed Assets, including but not limited to the compensation payable to the Manager with respect to the MAF Managed Assets.

3.
To enable the Manager to exercise fully discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the MAF Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.

4.	The rights and obligations of MAF and USEF under the USEF Agreement and this Addendum shall be several and not joint.

5.
Notices or other communications required to be given to TIP by the Manager pursuant to the USEF Agreement or this Addendum shall be deemed duly given when delivered in accordance with the notice provisions set forth in the USEF Agreement to:

TIFF Investment Program, Inc.
c/o TIFF Advisory Services, Inc.
Four Tower Bridge
200 Barr Harbor Drive, Suite 100
West Conshohocken, PA 19428
Fax: 610-684-8080

[Missing Graphic Reference]
Addendum to Money Manager Agreement

6.	All capitalized terms used but not defined in this Addendum shall have the meanings ascribed to them in the USEF Agreement.

IN WITNESS WHEREOF, TIP and the Money Manager have caused this Addendum to be executed by their duly authorized officers as of the date first written above.

Westport Asset Management, Inc.

By: /s/ Andrew Knuth
Signature

Andrew Knuth
Printed Name

TIFF Investment Program, Inc., for its
Multi-Asset Fund

By: /s/ Tina M. Leiter
Signature
Tina M. Leiter
Printed Name

[Missing Graphic Reference]
Addendum to Money Manager Agreement

TIFF Multi-Asset Fund (the “Fund”)
Sample Performance Fee Schedule
Assumes Beginning Date of April 8, 2008

	Month	Period	Fee to be paid for services rendered during month
0 1	Apr-08 May-08	Start-Up Period	150% of Minimum Fee (pro rata) 150% of Minimum Fee
2 3 4 5 6 7 8 9 10 11 12	Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09	[Missing Graphic Reference] Transitional Period [Missing Graphic Reference]	Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee Minimum Fee
13	May-09	Transitional Period True-up	Transitional Performance Fee (i.e., for months 0-12) minus sum of Minimum Fee payments in months 2-12
14 15 16 17 18 19 20 21 22 23 24 [Missing Graphic Reference]	Jun-09 Jul-09 Aug-09 Sep-09 Oct-09 Nov-09 Dec-09 Jan-10 Feb-10 Mar-10 Apr-10 [Missing Graphic Reference]	Subsequent Months [Missing Graphic Reference]
Performance Adjusted Fee for months 2-13
Performance Adjusted Fee for months 3-14
Performance Adjusted Fee for months 4-15
Performance Adjusted Fee for months 5-16
Performance Adjusted Fee for months 6-17
Performance Adjusted Fee for months 7-18
Performance Adjusted Fee for months 8-19
Performance Adjusted Fee for months 9-20
Performance Adjusted Fee for months 10-21
Performance Adjusted Fee for months 11-22
Performance Adjusted Fee for months 12-23
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Addendum to Money Manager Agreement

Compensation

As compensation for the services performed and the facilities and personnel provided by the Money Manager pursuant to this Agreement, the Fund will pay to the Money Manager a fee computed in accordance with the following provisions.

Certain Defined Terms

"Beginning Date" shall mean the date that the Money Manager begins (or resumes after a hiatus) to render services under this Agreement.

"Minimum Fee" shall mean, with respect to any full calendar month, the result obtained by multiplying the average daily value of the net assets (gross of expenses) of the Fund managed by the Money Manager during such month by 1/12th of the "floor rate" set forth in Schedule 1 to this Agreement.

"Performance Adjusted Fee," with respect to a calendar month subsequent to the Transitional Period, shall mean the result obtained by multiplying the average daily value of the net assets of the Fund managed by the Money Manager during the performance measurement period by 1/12th of the Performance Fee Rate determined in accordance with Schedule 1 to this Agreement, where the performance measurement period is the one-year period beginning on the first day of the twelfth month prior to such month and ending on the last day of the month prior to such month.

"Performance Fee Rate" shall mean the rate of fee produced by application of the formula set forth in Schedule 1 hereto. Under such formula, the rate of fee varies directly with the time-weighted rate of return achieved for the Fund by the Money Manager over the applicable performance measurement period, but is never greater than the "cap" rate nor less than the "floor" rate specified in the formula. The rate of fee varies above and below the "fulcrum" fee rate, i.e., the rate that is midway between the cap rate and the floor rate, depending on the amount by which the Money Manager's return exceeds, or is less than, the return of the "benchmark" specified in the formula. (The rate of return at which the Performance Fee Rate will equal the fulcrum fee rate is equal to the benchmark return plus the "hurdle" rate incorporated in the formula.) The rate at which the Performance Fee Rate changes in response to a specified increment of change in the Money Manager's performance relative to the performance of the benchmark (i.e., the slope of the line graph appearing in Schedule 1) is constant (i.e., the graph's slope is a straight line). The Performance Fee Rate will change as the Money Manager's performance varies from the performance of the benchmark in increments of one basis point.

"Start-Up Period" shall mean the period beginning on the Beginning Date and ending on the last day of the first full calendar month following the month in which the Beginning Date falls.

"Transitional Performance Fee" shall mean the result obtained by multiplying the average daily net assets (gross of expenses) of the Fund managed by the Money Manager during the performance measurement period by the Performance Fee Rate determined in accordance with Schedule 1 to this Agreement, where the performance measurement period is the period beginning on the Beginning Date and ending on the last day of the Transitional Period (annualized, should the Beginning Date not be the first day of a calendar month).

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Addendum to Money Manager Agreement

"Transitional Period" shall mean the period of eleven consecutive calendar months beginning on the day following the last day of the Start-Up Period.

Fee For Services During Start-Up Period

For services rendered by the Money Manager hereunder during each calendar month, or portion of a calendar month, during the Start-Up Period, the Money Manager shall be entitled to a fee equal to 150% of the Minimum Fee (prorated, with respect to any period of less than a full calendar month, based on the number of days during such calendar month that the Money Manager provided services hereunder), payable by the Fund during the month following the month in which such fees are earned.

Fee For Services During Transitional Period

(a) Amount of Fee. For services rendered by the Money Manager hereunder during the Transitional Period, the Money Manager shall be entitled to a fee equal to the Transitional Performance Fee.

(b) Payment of Fee. For each month of the Transitional Period the Fund shall pay to the Money Manager an amount equal to the Minimum Fee. For the month following the end of the Transitional Period, the Fund shall pay the Money Manager the difference between (i) the Transitional Performance Fee and (ii) the sum of Minimum Fee payments made for each month in the Transitional Period. Such fees are payable during the month following the month in which such fees are earned.

(c) Early Termination. If the Money Manager ceases to render services hereunder at any time during, and before the end of, the Transitional Period, the Money Manager shall be entitled to a fee for services rendered hereunder during the Transitional Period equal to 150% of the Minimum Fee payments referred to in the immediately preceding paragraph (prorated for any period of less than a full calendar month that the Money Manager provided services hereunder based on the number of days during such month that the Money Manager provided services hereunder), with any amounts not previously paid being payable during the month following the month in which the Money Manager ceased to render services hereunder.

Fee For Services During Subsequent Months

(a) Fee. For services rendered by the Money Manager hereunder during consecutive full calendar months subsequent to the end of the Transitional Period, the Money Manager shall be entitled to a fee equal to the Performance Adjusted Fee, payable by the Fund during the month following the month in which such fees are earned.

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Addendum to Money Manager Agreement

(b) Early Termination. If the Money Manager ceases to render services hereunder at any time during, and before the end of, any such subsequent month, the Money Manager shall be entitled to a fee for services rendered hereunder during such month equal to 150% of the Minimum Fee (prorated based on the number of days during such calendar month that the Money Manager provided services hereunder) payable by the Fund during the month following the month in which the Money Manager ceased to render services hereunder.

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Investment Guidelines	Westport Asset Management

Benchmark = Russel 2000 Index	Money Manager for the TIFF Multi-Asset Fund

Asset Type Limitations	Minimum/Normal/Maximum % Account

US Stocks	90 / 100 / 100
Non-US Stocks	0 / 0 / 10
Exposure to Non-Benchmark Countries in General	0 / 0 / 10
Currency Hedges as % of Non-US Securities	0 / 0 / 100

Fixed Income Instruments (including Cash Equivalents)	0 / 0 / 10

Other Guidelines	Policy

Mutual Funds	Permitted pursuant to SEC guidelines
Investment Partnerships	Prohibited
Direct Investments in Real Estate or Physical Commodities	Prohibited
Margin Transactions/Borrowing for Leverage	Prohibited
Short Sales	Prohibited
Underwriting Securities	Prohibited

Note: In addition to specific guidelines applicable to Westport with respect to this account, the fund has adopted fund level guidelines that are monitored by the fund; if a money manager's position causes the fund to exceed the guidelines, the manager will be asked to take action to bring the fund back into compliance.

Guidelines Dated:	3/24/2008

Money Manager Acknowledgement	/s/ Andrew Knuth	3/26/2008
	Authorized Signature	Date

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Money Manager Agreement
This Agreement is between the TIFF Investment Program, Inc. (“TIP”), a Maryland Corporation, for the account of its TIFF U.S. Equity Fund and such other of its Funds as may from time to time allot assets for management under this agreement (hereafter “Client”), and Westport Asset Management, Inc. (hereafter “Manager”) and is effective as of March 16, 1994 (the “Effective Date”).
Recitals
TIP is a non-diversified open-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”); and
Client wishes to retain Manager to render advisory services to Client and Manager is willing to render those services.
Now, therefore, the parties agree as follows:
1.   Managed Assets
Manager will provide investment management services with respect to assets placed with Manager on behalf of Client from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the “Managed Assets.” Client may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.
2.   Manager Profile
A manager profile (“Manager Profile”) pertaining to Manager is included in the prospectus (the “Prospectus”) which is part of the Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-IA as filed with the Securities and Exchange Commission relating to Client and the shares of common stock in Client. The Registration Statement, with all amendments thereto, is referred to herein as the “Registration Statement.” A copy of such profile is appended to this Agreement as Schedule 1 and hereby made part of this Agreement.

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3.   Appointment and Powers of Manager; Investment Approach
(a) Appointment. TIP, acting on behalf of Client, hereby appoints Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the Manager’s Investment Approach set forth in the Manager Profile (Manager’s “Investment Approach”) as such approach may be elaborated and refined with the consent of Foundation Advisers, Inc. (“FAI”), acting on behalf of Client.
(b) Powers. Subject to the supervision of the Board of Directors of TIP and subject to the supervision of FAI, which is Investment Adviser to Client, Manager shall direct investment of the Managed Assets in accordance with Manager’s Investment Approach. Client grants the Manager authority to:
(i)	acquire (by purchase, exchange, subscription, or otherwise), to hold, and to dispose (by sale, exchange or otherwise) investments and other securities;
(ii)	determine what portion of the Managed Assets will be held uninvested; and
(iii)
enter into such agreements and make such representations (including representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by Manager of its duties hereunder.

(c) Power of Attorney. To enable Manager to exercise fully discretion granted hereunder, TIP appoints Manager as its attorney in fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. Manager hereby accepts this appointment.
(d) Voting. Manager shall be authorized to vote on behalf of Client any proxies relating to the Managed Assets, provided, however, that Manager shall comply with instructions received from Client as to the voting of securities and handling of proxies.
(e) Independent Contractor. Except as expressly authorized herein, Manager shall for all purposes be deemed to be an independent contractor and shall

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have no authority to act for or to represent TIP, Client, or FAI in any way, or otherwise to be an agent of any of them.
4.   Requirements; Duties
(a) Requirements. In performing services and otherwise discharging its obligations under this Agreement, Manager shall act in conformity with the following requirements (referred to collectively in this Agreement as the “Requirements”):
(i)	the Articles of Incorporation and By-Laws of TIP;
(ii)	the Registration Statement, including the Manager’s Investment Approach set forth therein;
(iii)	the 1940 Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations;
(iv)	instructions and directions of the Board of Directors of TIP;
(v)	instructions and directions of FAI; and
(vi)	the Manager’s Investment Guidelines attached hereto as Schedule 2 and made a part hereof.
(b) Responsibility with Respect to Actions of Others. TIP places the investment portfolio of each of its Funds, including Client, with one or more investment managers. To the extent the applicablity of, or conformity with, Requirements depends upon investments made by, or activity of, managers other than Manager, Manager agrees to comply with such Requirements to the extent Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to Client at any time that Client may not be in compliance with any Requirement and Client so notifies Manager, Manager shall promptly take such actions not inconsistent with applicable law as Client may specify to effect compliance.
(c) Responsibility with Respect to Performance of Duties. In performing its duties under this Agreement, Manager will act solely in the interests of Client

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and shall use reasonable care and its best judgment. Manager will not deal with the Managed Assets in its own interest or for its own account.
5.   Recordkeeping and Reporting
(a) Records. Manager shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the Client’s securities transactions required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by Client and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of Client; Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Client’s request. Upon termination of this Agreement, Manager shall promptly return records that are Client’s property and, upon demand, shall make and deliver to Client true and complete and legible copies of such other records maintained as required by this Section 5(a) as Client may request. Manager may retain copies of records furnished to Client.
(b) Reports to Custodian. Manager shall provide to Client’s custodian and to the Client on each business day information relating to all transactions concerning the Managed Assets.
(c) Other Reports. Manager shall render to the Board of Directors of TIP and to FAI such periodic and special reports as the Board or FAI may reasonably request.
6.   Purchase and Sale of Securities
(a) Selection of Brokers. Manager shall place all orders for the purchase and sale of securities on behalf of Client with brokers or dealers selected by Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, or affiliates will act as principal or receive any compensation in connection with the purchase or sale of investments by Client other than the management fees provided for in Section 7 hereof.
(b) Aggregating Orders. On occasions when Manager deems the purchase or sale of a security to be in the best interest of Client as well as other

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clients of Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, the broker shall confirm the transactions on an average price basis and allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to Client and its other clients.
7.   Management Fees; Expenses
(a) Management Fees. Schedule 1 attached hereto sets out the fees to be paid by Client to Manager in connection with this Agreement. The applicable fee rate will be applied to the Manager’s average daily net assets (gross of expenses), which is defined as that portion of the average daily net assets (gross of expenses) of the Fund, computed as described in the Fund’s Registration Statement, that is managed pursuant to this Agreement by the Money Manager.
(b) Expenses. Manager shall furnish at its own expense all office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions. Client shall pay directly, or, if Manager makes payment, reimburse Manager for, (i) custodial fees for the Managed Assets, (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which Client is a party, including any portion of such commissions attributable to research and brokerage services; and (iii) taxes, if any, payable by Client. In addition, Client shall pay directly, or, if Manager makes payment, reimburse Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by Client.
8.   Non-Exclusivity of Services
Manager is free to act for its own account to provide services to others similar to those to be provided to Client hereunder. Client acknowledges that Manager and its officers and employees, and Manager’s other clients may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired for or disposed of under this Agreement for Client. Neither Manager nor any of its officers or

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employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another client.
9.   Liability
Manager shall not be liable to Client for any error of judgment but Manager shall be liable to Client for any loss resulting from willful misfeasance, bad faith, or gross negligence by Manager in providing services under this Agreement or from reckless disregard by Manager of its obligations and duties under this Agreement.
10.       Representations
(a) Manager hereby confirms to Client that Manager is registered as an investment adviser under the Investment Advisers Act of 1940, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon Manager in accordance with its terms.
(b) TIP hereby confirms to Manager that it has full power and authority to enter into this Agreement and that the execution of this Agreement on behalf of Client has been duly authorized and, upon execution and delivery, this Agreement will be binding upon Client in accordance with its terms.
11.       Term
This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements fo the 1940 Act; provided however that this Agreement may be terminated without the payment of any penalty, by the Client, if a decision to terminate is made by the Board of Directors of Client or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Client, or by the Manager, in each case with at least 30 days’ written notice from the terminating party and on the date specified in the notice of termination.
This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

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any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of Client.
13.       Notices
Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered in person, or sent by telecopy, or three days after mailing registered mail postage prepaid as follows:
Client:	TIFF Investment Program
c/o Foundation Advisers, Inc.
P.O. Box 5165
Charlottesville, Virginia 22905
Telecopy: 804-977-4479

Manager:	Westport Asset Management, Inc.
253 Riverside Avenue
Westport, CT 06880
Attention: Jean Curtis
Telecopy: 203-226-6306
Each party may change its address by giving notice as herein required.
14.       Sole Instrument
This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

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15.      Counterparts
This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.
16.       Applicable Law
This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the Commonwealth of Virginia without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.
IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the effective date specified in the first paragraph of this Agreement.

On behalf of Client by the TIFF Investment Program	Westport Asset Management, Inc.

/s/ Esther Cash Signature	/s/ R. H. Oliver Signature

Esther Cash VP/Secy Name / Title	R. H. Oliver, President Name / Title

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SCHEDULE 1

WESTPORT ASSET MANAGEMENT, INC.
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ORGANIZATION
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253 Riverside Avenue
Westport. CT 06880
phone: 203-227-3601
fax: 203-226-6306
Independent Investment Counsel
Controlled by Andrew J. Knuth, Chairman: Ronald H.
Oliver, President
Founded in 1983
Total Assets under Management: $295 mm (12/31/93)
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REPRESENTATIVE CLIENTS
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Army & Air Force Exchange Service Trust
Danbury Hospital Endowment
McGraw-Hill Master Trust
Yale University
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PERSONNEL
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Key TIP Account Managers
Andrew J. Knuth, CFA, Chairman
MBA, New York University; BA. Dickinson
1983-present: Westport Asset Management
previous experience: Lazard Freres & Co., Founder,
   Institutional Equity Group
Ronald H. Oliver, President
BS, San Jose State University
1981 -present: Westport Asset Management
previous experience: Starwood Corporation, President
Other Personnel
Albert H. Cohn
BS, Northwestern University
David J. Greene & Co., Sr. Partner, Portfolio
Manager
Paine Webber, Portfolio Manager
Money Manager for the TIFF U.S. Equity Fund
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INVESTMENT PHILOSOPHY
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Philosophy:                                            Small Cap Value
Assets Using This Philosophy:     $240 mm (12/31/93)
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INVESTMENT APPROACH
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Westport Asset Management emphasizes “small cap” low price/earnings stocks. The firm seeks to Generate superior investment returns without assuming the risks generally associated with an “aggressive management” style. The firm believes stock selection and adherence to relative valuation analysis are the principal factors in superior long-term perrormance. Its investment approach seeks to identity companies whose future earnings, cash flow, or return on equity are expected to improve materially. To be considered as investments, the firm must see compelling evidence that a stock can appreciate a minimum of 50% over an 18 to 24 month period. These stocks must sell at or below market valuations or below valuations of peer groups. The firm’s portfolios emphasize but are not limited to companies with capitalizations under $400 million. Westport works to achieve 5% positions on each of its core holdings, however, it will exceed that percentage if a company’s fundamental outlook is sufficiently attractive. The number of securities in a portfolio ranges from 20 to 50 depending on the asset size of the portfolio. Annual turnover averages 20%.
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MANAGER'S BENCHMARK
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Russell 2000 Stock Index
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FEE PAID BY TIP TO THIS MANAGER
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Fee = 25 + [.250 x (Excess Return - 100)]  subject to
Floor of 15 bp; Cap of 200 bp
Measurement Period = Trailing 12 Months
Excess Return = Manager's Return - Benchmark Return

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Schedule II Intentionally Omitted - inapplicable to Multi-Asset Fund

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